Exhibit 99.1

Lumonall and CleanWear Products Agree on Business Combination

TORONTO, ONTARIO--(Marketwire – Nov. 9, 2009) - Lumonall, Inc. (OTCBB:LUNL), (the "Company" or "Lumonall") today announced that it has agreed to combine operations with CleanWear Products Ltd. (“CleanWear”) through the acquisition of CleanWear, JM Harris Holdings Inc. (Holdings) and the copyright name CleanWear (the “Name”). Mr. Jonathan M. Harris is a private businessman with substantial experience in developing and growing small businesses and is the sole shareholder of CleanWear and Holdings.

CleanWear is a manufacturer of reusable and limited use garments and gloves for individual, clean room and static operations and Holdings is a separate legal entity which owns the land and building where the operations reside.

Pursuant to the terms of the proposed transaction, Lumonall agrees to acquire all of the issued and outstanding shares of CleanWear and Holdings and the Name. The purchase price, subject to various terms and conditions, will be paid by the issuance of restricted common shares of the Company and the remainder of the purchase price will be paid by the issuance of a   Lumonall secured promissory note.

As part of the acquisition, Mr. Harris will be appointed CEO and Mr. John G. Simmonds will resign. Mr Simmonds will stay on as chairman of the Board and will continue to assist Mr. Harris with strategic matters.

The closing date of the acquisition shall be subject to the Companies due diligence of CleanWear and Holdings and the issuance of audited financial statements. Mr Harris and the Company believe that all conditions precedent to close can be completed by January 31, 2010.

John Simmonds, Company CEO stated; "We believe that the business combination with CleanWear Products, represents an exciting opportunity for the Company to combine with an established business which has operated for more than 30 years. The transaction will significantly strengthen the Company’s financial position and will have an immediate impact on revenues. Together with Jonathan we will continue to take steps to restructure the Company and seek other business opportunities to diversify its operations and accrue shareholder value."

Jonathan Harris commented; "We have the infrastructure and existing distribution channels available to enhance and develop new markets for the Company. I am excited about the opportunity and look forward to building this Company. The combined operations will serve as a firm base on which to build John’s vision of a diversified safety systems and clean products market leader.”

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Lumonall cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Lumonall's SEC filings. Lumonall undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Lumonall's business, please refer to the risks and uncertainties detailed from time to time in Lumonall's SEC filings.